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                                     EXHIBIT 10.4


                                    July 26, 1996

Mr. Randall F. Greene
c/o Premier Chemical Company
1916 North 14th Street, Suite 203
Tampa, Florida 33605

Dear Randy:

This letter will confirm the terms and conditions pursuant to which Czech Industries, Inc. (the "Company") has retained your services to assist the board of directors of the Company in its proposed acquisition (the "Transaction") of Eastbrokers Beteiligungs AG, an Austrian corporation ("Eastbrokers"). This letter is intended to serve as the agreement between you and the Company in providing these services (the "Agreement").

SERVICE TO BE PROVIDED

You shall function as an advisor to the board and will assist in the Transaction. As such advisor, you agree to provide the specific services listed below:
    (a) review and evaluate the nature of Eastbrokers' and its subsidiaries' business;

    (b) provide an analysis to the Board as to the advisability of the Transaction and the acquisition of Eastbrokers by the Company; and

    (c) provide advice, support and assistance to the board and such financial, accounting and legal advisors as the board may retain in evaluating, negotiating and closing the Transaction.

You should conduct any necessary discussions and investigations or visit with the boards and managements of the Company and Eastbrokers as deemed necessary for purposes of this Agreement.

COMPENSATION FOR SERVICES; DELIVERY; RESTRICTED SECURITIES.

In consideration of the services to be provided above, the Company agrees to issue and transfer, as compensation for such services, 50,000 shares of Czech Industries, Inc. common stock, par value $0.01 ("Common Stock") to you. The Company shall pay you a non-accountable expense allowance of $20,000.

The issue and transfer of such Common Stock shall be conditioned upon the consummation of the Transaction. Such consummation shall be evidenced by the sale and purchase of the Eastbrokers' common stock on the closing date of the Transaction as such date is determined by


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the Company and Eastbrokers.  The Company shall deliver the shares of Common
Stock to you on the closing date of the Transaction, or as soon thereafter as possible, at the address and in the certificate denomination so designated by
each advisor.   Notwithstanding the consummation of the Transaction, the Company shall pay you the non-accountable expense allowance.

You acknowledge that the Common Stock of the Company being issued to and acquired pursuant to this Agreement by them has not been registered under the Securities Act of 1933, as amended, (the "Act") and therefore will constitute "restricted securities" within the meaning of Rule 144 under the Act. All certificates representing shares of Common Stock subject to this Agreement shall bear a legend restricting their transfer in violation of the Act. Such legend shall be substantially in the following form:

    The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to the effective registration statement under the Act, or pursuant to an exemption of registration under the Act, the availability of which is to be established to the satisfaction of the Company.

INDEMNIFICATION.

In further consideration of the services provided by you under this Agreement, the Company agrees to indemnify you and hold you harmless against any losses, claims, damages or liabilities (collectively referred to as the "Indemnified Claims"), to which you may become subject, insofar as such Indemnified Claims or actions relating thereto, arise out of or are based on, any transactions referred to in this Agreement or any transaction arising out of the transactions contemplated by this Agreement; provided, however, that the Company shall not be liable to you to the extent that any such Indemnified Claim resulted from your willful misconduct or your gross negligence in the performance of your duties under this Agreement.

OTHER TERMS AND CONDITIONS.

This Agreement shall expire six (6) months from the date of execution below. After the expiration of the initial six month term, the engagement shall renew automatically on a month-to-month basis thereafter unless either party has given 30 days written notice to the other that it desires to terminate this Agreement. The terms of this Agreement shall be governed under the laws of the State of the Delaware. Each of the parties hereto consents to the jurisdiction and venue of the federal and state courts located in the State of Maryland.


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Thank you for your consideration.

CZECH INDUSTRIES, INC.


By:
    ---------------------------------
    Name: Michael Sumichrast, Ph.D.
    Title:  Chairman of the Board


If this Agreement conforms to your understanding, please so indicate by signing below:



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Randall F. Greene                           Date



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